Exhibit 99.1

IMMEDIATE RELEASE

POOL CORPORATION DECLARES QUARTERLY CASH DIVIDEND
HOLDS 2010 ANNUAL MEETING OF SHAREHOLDERS
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COVINGTON, LA. (May 6, 2010) – Pool Corporation (the “Company” or “POOL”) (NASDAQ/GSM:POOL) announced that its Board of Directors declared a quarterly cash dividend of $0.13 per share.  The dividend is payable on June 2, 2010 to stockholders of record on May 17, 2010.  On May 4, 2010 there were 49,539,122 shares of common stock outstanding.

Speaking at POOL’s annual meeting of shareholders, John E. Stokely, Lead Independent Director, said that the shareholders elected Wilson B. Sexton, Andrew W. Code, James J. Gaffney, George T. Haymaker, Jr., Manuel J. Perez de la Mesa, Harlan F. Seymour, Robert C. Sledd and himself to serve as directors for the ensuing year.  Shareholders also ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal 2010.  Mr. Stokely stated, “Each year, it is rewarding to be entrusted by the shareholders with the responsibility of guiding Pool Corporation. Our Board embraces the opportunity to carry out its duties with care and diligence over the next year.”

Pool Corporation is the largest wholesale distributor of swimming pool and related backyard products.  Currently, POOL operates over 290 sales centers in North America and Europe, through which it distributes more than 100,000 national brand and private label products to roughly 70,000 wholesale customers.  For more information about POOL, please visit www.poolcorp.com.

This news release includes “forward-looking” statements that involve risk and uncertainties that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “project” and similar expressions and include projections of earnings.  The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.  Actual results may differ materially due to a variety of factors, including the sensitivity of our business to weather conditions, changes in the economy and the housing market, our ability to maintain favorable relationships with suppliers and manufacturers, competition from other leisure product alternatives and mass merchants and other risks detailed in POOL’s 2009 Annual Report on Form 10-K/A and Form 10-Q for the quarter ended March 31, 2010 filed with the Securities and Exchange Commission.

CONTACT:

Craig K. Hubbard
985.801.5117
craig.hubbard@poolcorp.com